UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2015 (September 3, 2015)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On September 3, 2015, Greif, Inc. (the “Company”) issued a press release (the “Earnings Release”) announcing the financial results for its third quarter ended July 31, 2015. The full text of the Earnings Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Earnings Release included the following non-GAAP financial measures (the “non-GAAP Measures”):

(i)	percentage decrease in the Company’s consolidated net sales for the third quarter of 2015 compared to the third quarter of 2014, after adjusting for the impact of divestitures for both quarters and currency translation for the third quarter of 2015, which is equal to (a) the Company’s consolidated net sales for the third quarter of 2015 minus the Company’s consolidated net sales for the third quarter of 2014, after adjusting each quarter for divestitures occurring during fiscal years 2015 and 2014 and after adjusting the third quarter of 2015 for currency translation applicable to such quarter, divided by (b) the Company’s consolidated net sales for the third quarter of 2014 as adjusting such quarter for divestitures occurring during fiscal years 2015 and 2014;

(ii)	earnings per diluted class A share of the Company before special items for the third quarter of 2015 and the third quarter of 2014, which is equal to earnings per diluted class A share on the Company for the applicable quarter plus restructuring charges, plus acquisition-related costs plus non-cash asset impairment charges less timberland gains and less gains or plus losses, as applicable, on disposal of properties, plants, equipment and businesses, net of tax plus the impact of Venezuela devaluation on cost of products sold less the impact of Venezuela devaluation on other (income) expense, each on a consolidated basis for the applicable quarter;

(iii)	net sales excluding the impact of divestitures for each of the Company’s business segments (other than the Land Management segment) for the third quarter of 2015 and the third quarter of 2014, which is equal to that business segment’s net sales for the applicable quarter as adjusted for divestitures occurring during fiscal years 2015 and 2014 as applicable to that business segment; and

(iv)	operating profit before special items and excluding the impact of divestitures for the Company’s Rigid Industrial Packaging & Services and Flexible Products & Services business segments for the third quarter of 2015 and the third quarter of 2014, which is equal to that business segment’s operating profit plus that business segment’s restructuring charges, plus that business segment’s acquisition-related costs, plus that business segment’s non-cash asset impairment charges, less gains or plus losses, as applicable to that business segment, on disposal of properties, plants, equipment, and businesses, net, plus that business segment’s impact of Venezuela devaluation on cost of products sold, and as further adjusted for divestitures occurring during fiscal years 2015 and 2014 as applicable to that business segment.

Management of the Company uses the non-GAAP Measures to evaluate ongoing operations and believes that these non-GAAP Measures are useful to enable investors to perform meaningful comparisons of current and historical performance of the Company. Management of the Company also believes that the non-GAAP Measures provide a more stable platform on which to compare the historical performance of the Company than the most nearly equivalent GAAP data.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On September 3, 2015, the Company released recorded remarks of management, made available on the Company’s website at www.greif.com/investors, regarding the Company’s financial results for its third quarter ended July 31, 2015. The file transcript of management’s recorded remarks is attached as Exhibit 99.2 to this Current Report on Form 8-K.

On September 4, 2015, management of the Company held a conference call with interested investors and financial analysts (the “Conference Call”) to discuss the Company’s financial results for its third quarter ended July 31, 2015. The file transcript of the Conference Call is attached as Exhibit 99.3 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on September 3, 2015 announcing the financial results for its third quarter ended July 31, 2015.

99.2	File transcript of recorded remarks of management of Greif, Inc., made available on the company’s website at www.greif.com/investors on September 3, 2015, regarding the financial results for its third quarter ended July 31, 2015.

99.3	File transcript of conference call held by management of Greif, Inc. on September 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: September 10, 2015	By	/s/ Lawrence A. Hilsheimer
Lawrence A. Hilsheimer,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on September 3, 2015 announcing the financial results for its third quarter ended July 31, 2015.

99.2	File transcript of recorded remarks of management of Greif, Inc., made available on the company’s website at www.greif.com/investors on September 3, 2015, regarding the financial results for its third quarter ended July 31, 2015.

99.3	File transcript of conference call held by management of Greif, Inc. on September 4, 2015.